EXHIBIT 10.1

THE HEALING COMPANY INC.

2022 OMNIBUS EQUITY INCENTIVE PLAN

EFFECTIVE DATE: June 10, 2022

APPROVED BY SHAREHOLDERS: June 10, 2022

EXPIRATION DATE: June 9, 2033

ARTICLE 1

ESTABLISHMENT; PURPOSE; GLOSSARY

1.1 ESTABLISHMENT. The Healing Company Inc., a Nevada corporation (the “Company”), hereby establishes the Healing Company Inc. 2022 Omnibus Equity Incentive Plan (the “Plan”).

1.2 PURPOSE. The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interest of the Participants to those of the Company’s shareholders by providing Participants with an incentive for outstanding performance. To further these objectives, the Plan provides for the award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Grants, Stock Units, Performance Shares and Performance Units.

1.3 GLOSSARY. Defined terms used in this Plan are set forth in the attached Glossary, which is incorporated into and made part of this Plan.

ARTICLE 2

EFFECTIVE DATE; EXPIRATION DATE

2.1 EFFECTIVE DATE; EFFECT OF NON_APPROVAL. The Plan was adopted by the Company’s Board of Directors on June 10, 2022 and shall become effective on the date it is approved by the Company’s shareholders (the “Effective Date”). If the Plan is not approved by the Company’s shareholders within twelve (12) months of the date on which it is approved by the Board, the Plan shall be deemed null and void and no Awards shall be granted hereunder.

2.2 EXPIRATION DATE. Unless sooner terminated pursuant to Section 14.1, the Plan will expire on, and no Award may be granted under the Plan after, the tenth (10th) anniversary of the Effective Date. Any Awards that are outstanding on the tenth (10th) anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 3

ADMINISTRATION

3.1 COMMITTEE; ACTION BY THE COMMITTEE. The Plan shall be administered by the Committee or, if no Committee has been appointed, by the Board, provided, that, in any case, with respect to individuals who are Non-Employee Directors, the Plan shall be administered by the Board. All references in the Plan to the “Committee” shall refer to the Committee or Board, as applicable. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.

3.2 AUTHORITY OF COMMITTEE. The Committee has the power and authority to take the following actions: (a) designate Participants to receive Awards; (b) determine the type or types of Awards and the time or times when Awards are to be granted to each Participant; (c) determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate; (d) determine the terms and conditions of any Award, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of restrictions or limitations, and accelerations or waivers thereof, based in each case on such considerations as the Committee determines; (e) determine whether, to what extent, and in what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or whether an Award may be cancelled, forfeited, exchanged or surrendered; (f) prescribe the form of each Award Agreement, which need not be identical for each Participant; (g) establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; (h) amend or modify any outstanding Award to the extent the terms of such Award are within the power and authority of the Committee as provided under the Plan; (i) interpret the terms of, and determine any matter arising pursuant to, the Plan or any Award Agreement including, without limitation, correcting any defects or supplying any omissions or reconciling any inconsistency in the Plan or any Award Agreement; and (j) make all other decisions or determinations that may be required pursuant to the Plan or an Award Agreement as the Committee deems necessary or advisable to administer the Plan.

3.3 DECISIONS BINDING. The Committee’s interpretation of the Plan or any Award Agreement and all decisions and determinations by the Committee with respect to the Plan and any Award are final, binding, and conclusive on all parties. All authority of the Board and the Committee with respect to Awards issued pursuant to this Plan, including the authority to amend outstanding Awards, shall continue after the Expiration Date so long as any Award remains outstanding. Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee in the exercise of its discretion as long as such action or decision not to act is not inconsistent with a provision of this Plan.

3.4 DELEGATION TO CEO. The Committee may, in its discretion, delegate to the CEO, in writing, the power and authority to grant Awards to individuals (other than to employees who are subject to Section 16 of the Exchange Act) to expedite the hiring process or to retain talented employees. The Committee’s delegation to the CEO shall be subject to such restrictions or limitations as may be imposed by the Committee and may be revoked or modified at any time. Any such delegation and must be consistent with applicable law.

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ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES. Subject to the possible increases provided by Section 4.2 and adjustment as provided in Section 4.4, the total number of shares of Stock reserved and available for grant pursuant to the Plan is Ten Million (10,000,000).

4.2 SHARE COUNTING. For purposes of determining the number of shares of Stock available for grant under the Plan from time-to-time:

(a) The number of shares of Stock reserved and available for grant under this Plan shall be reduced by one (1) share of Stock for each share subject to an Award granted under this Plan.

(b) In the event any Award granted under this Plan is forfeited, terminated, canceled, or expired, the number of shares of Stock subject to such Award and related forfeiture, termination, cancellation or expiration, shall thereafter be available for grant or added back to the shares of Stock available for grant under this Plan on a one-for-one basis.

(c) If shares of Stock are not delivered in connection with any Award because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and will again be available for grant.

(d) The exercise of a stock-settled SAR or broker-assisted “cashless” exercise of an Option (or a portion thereof) will reduce the number of shares of Stock available for issuance by the entire number of shares of Stock subject to that SAR or Option (or applicable portion thereof), even though a smaller number of shares of Stock will be issued upon such an exercise.

(e) Shares of Stock tendered to pay the exercise price of an Option or tendered, withheld or otherwise relinquished by the Participant to satisfy a tax withholding obligation arising in connection with any Award will not become available for grant under the Plan. Moreover, shares of Stock purchased on the open market with cash proceeds generated by the exercise of an Option will not increase or replenish the number of shares available for grant.

(f) If the provisions of this Section 4.2 are inconsistent with the requirements of any regulations promulgated by the Internal Revenue Service pursuant to Section 422 of the Code, the provisions of such regulations shall control over the provisions of this Section 4.2, but only as this Section 4.2 applies to Incentive Stock Options.

(g) The Committee may adopt such other reasonable rules and procedures as it deems to be appropriate for purposes of determining the number of shares of Stock that are available for grant pursuant to Section 4.1.

4.3 STOCK DISTRIBUTED. Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized but unissued Stock or treasury Stock or Stock purchased on the open market.

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4.4 ADJUSTMENTS. In the event of any recapitalization, reclassification, stock dividend, stock split, any additional issuance of Stock or other securities, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, the Committee shall, in order to prevent the diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, make a proportionate adjustment in: (a) the number and class of shares of Stock made available for grant pursuant to Section 4.1; (b) the number of shares of Stock set forth in Section 4.6, Section 7.2 and any other similar numeric limit expressed in the Plan; (c) the number and class of and/or price of shares of Stock, units, or other rights subject to the then-outstanding Awards; (d) the performance targets or goals appropriate to any outstanding Awards; or (e) any other terms of an Award that are affected by the event. Notwithstanding anything in the Plan to the contrary, in the event of any such transaction or occurrence, the Committee, in its sole discretion, may provide in substitution for any or all outstanding Awards such alternative consideration (including cash) as it, in good faith, may determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. Any adjustments made pursuant to this Section 4.4 shall be made in a manner consistent with the requirements of Section 409A of the Code and, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of Section 424(a) of the Code. Except as set forth in this Section 4.4, no Participant shall have any other rights by reason of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock.

4.5 FRACTIONAL SHARES. No fractional shares shall be issued pursuant to the Plan. Unless the Committee specifies otherwise in the Award Agreement or pursuant to any policy adopted by the Committee, cash will be given in lieu of fractional shares. In the event of adjustment as provided in Section 4.4, the total number of shares subject to any affected Award shall always be a whole number by rounding any fractional shares to the nearest whole share.

4.6 MAXIMUM AWARD PAYABLE TO NON-EMPLOYEE DIRECTORS. Notwithstanding any other provision in the Plan to the contrary, the aggregate grant date fair value (computed as of the Date of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year, plus the aggregate amount of all cash fees earned and paid or payable to such director for services rendered for the same year, shall not exceed $500,000.

ARTICLE 5

ELIGIBILITY; PARTICIPATION

5.1 ELIGIBILITY. Persons eligible to participate in this Plan include non-employee members of the Board and employees and officers of the Company and its Affiliates. The Committee may determine on a case-by-case basis to make Awards to Consultants to the Company or its Affiliates. Awards may also be granted to prospective employees or members of the Board but no portion of any such Award will vest, become exercisable, be issued, or become effective prior to the date on which such individual begins to provide services to the Company or an Affiliate.

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5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible Participants those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6

GENERAL RULES APPLICABLE TO ALL AWARDS

6.1 AWARD AGREEMENTS. All Awards shall be evidenced by an Award Agreement. The Award Agreement shall include such terms and provisions as the Committee determines to be appropriate. The terms of the Award Agreement may vary depending on the type of Award, the employee or classification of the employee to whom the Award is made and such other factors as the Committee determines to be appropriate.

6.2 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten (10) years from the Date of Grant.

6.3 TERMINATION OF EMPLOYMENT OR SERVICE. Subject to the provisions of this Plan, the Committee shall determine and set forth in the applicable Award Agreement the extent to which a Participant shall have the right to retain and/or exercise an Award following Termination of Employment (or Termination of Service in the case of a Non-Employee Director). Such provisions need not be uniform among all types of Awards and may reflect distinctions based on the reasons for such terminations, including but not limited to, death, Disability, a Change of Control, a termination for cause or reasons relating to the breach or threatened breach of restrictive covenants.

6.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan, the Award Agreement and any applicable law, payments or transfers to be made by the Company or any Subsidiary on the grant, exercise or settlement of an Award may be made in such forms as determined by the Committee, including, without limitation, cash, Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or any combination thereof, in each case determined in accordance with rules adopted by the Committee.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee may grant either Nonqualified Stock Options or Incentive Stock Options and shall have complete discretion in determining the number of shares subject to Options granted to each Participant. Option Awards are subject to the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock pursuant to any Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement. Notwithstanding the foregoing, an Option may be granted with an Option exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

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(b) Exercise of Option. Options shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Term of Option. Each Option shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of the Date of Grant.

(d) Payment. The exercise price for any Option shall be paid in cash or shares of Stock (through actual tender or by attestation). In the Award Agreement, the Committee also may prescribe other methods by which the exercise price of an Option may be paid and the form of payment including, without limitation, any net-issuance arrangement or other property acceptable to the Committee (including broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(e) Repricing of Options. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, an Option may not be amended, modified downward or repriced to reduce the exercise price of any previously granted Option after the Date of Grant or take any action that would be treated as a repricing under the rules of any national securities exchange on which the Stock is then listed, quoted, or traded. Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, an Option also may not be surrendered in consideration of or exchanged for cash, other Awards or a new Option having an exercise price below the exercise price of the Option being surrendered or exchanged.

7.2 INCENTIVE STOCK OPTIONS. The following additional rules shall apply to Incentive Stock Options granted pursuant to this Article 7:

(a) Employees Only. Incentive Stock Options shall be granted only to Participants who are employees of the Company or any Subsidiary.

(b) Exercise Price. Except as provided in Section 7.2(f), the exercise price per share of Stock pursuant to any Incentive Stock Option shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher exercise price in the Award Agreement. Notwithstanding the foregoing, an Option may be granted with an Option exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Term of Incentive Stock Option. In no event may any Incentive Stock Option be exercisable for more than ten (10) years from the Date of Grant.

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(d) Lapse of Option. An Incentive Stock Option shall lapse in the following circumstances:

(1) The Incentive Stock Option shall lapse ten (10) years from the Date of Grant, unless an earlier time is specified in the Award Agreement;

(2) The Incentive Stock Option shall lapse upon a Termination of Employment for any reason other than the Participant’s death or Disability, unless otherwise provided in the Award Agreement; and

(3) If the Participant incurs a Termination of Employment on account of death or Disability before the Option lapses pursuant to paragraph (1) or (2), the Incentive Stock Option shall lapse on the earlier of: (i) the scheduled expiration date of the Option; or (ii) twelve (12) months after the date of the Participant’s Termination of Employment on account of death or Disability. Upon the Participant’s death or Disability, any Incentive Stock Options exercisable at the Participant’s death or Disability may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament in the case of death, or, if the Participant fails to make testamentary disposition of such Incentive Stock Option or dies intestate, by the person or persons entitled to receive the Incentive Stock Option pursuant to the applicable laws of descent and distribution.

(e) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any one calendar year may not exceed $100,000 or such other limitation as may then be imposed by Section 422(d) of the Code or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Nonqualified Stock Options.

(f) Ten Percent Owners. An Incentive Stock Option may be granted to any employee who, at the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the Date of Grant and the Option is exercisable for no more than five (5) years from the Date of Grant.

(g) Right to Exercise. Except as provided in Section 7.2(d)(3), during a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(h) Limitations on Number of Shares Subject to Awards. The maximum number of shares that may be issued under the Plan as Incentive Stock Options is the numeric limit set forth in Section 4.1.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 GENERAL. Subject to the terms and provisions of the Plan, SARs may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. The Committee shall have complete discretion in determine the number of SARs granted to each Participant. SARs are subject to the following terms and conditions:

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(a) Base Value. The base value per share of Stock pursuant to any SAR shall be equal to the Fair Market Value of one share of Stock as of the Date of Grant unless the Committee sets a higher base value in the Award Agreement.

(b) Exercise of SAR. SARs shall be exercisable at such times and in such manner, and shall be subject to such restrictions and conditions, as the Committee shall, in each instance approve, which need not be the same for each grant or for each Participant. The Committee may prescribe performance or other conditions, if any, that must be satisfied before all or part of a SAR may be exercised.

(c) Term of SAR. Each SAR shall expire at such time as the Committee shall determine as of the Date of Grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of the Date of Grant.

(d) Payment of SAR Amount. Upon exercise of the SAR, the Participant shall be entitled to receive a payment equal to the amount determined by multiplying: (i) the excess, if any, of the Fair Market Value of a share of Stock on the date of exercise over the base value fixed by the Committee on the Date of Grant, by (ii) the number of shares with respect to which the SAR is exercised. Payment shall be made in the manner and at the time specified by the Committee in the Award Agreement. At the discretion of the Committee, the Award Agreement may provide for payment for the SARs in cash, shares of Stock of equivalent value, or in a combination thereof.

(e) Repricing of SARs. Notwithstanding any other provision in the Plan to the contrary, without approval of the Company’s shareholders, a SAR may not be amended, modified downward or repriced to reduce the exercise price of any previously granted SAR after the Date of Grant or take any action that would be treated as a repricing under the rules of any national securities exchange on which the Stock is then listed, quoted, or traded. Except as otherwise provided in Section 4.4 with respect to an adjustment in capitalization, a SAR also may not be surrendered in consideration of or exchanged for cash, other Awards or a new SAR having an exercise price below the exercise price of the SAR being surrendered or exchanged.

ARTICLE 9

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

9.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, Restricted Stock may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. Restricted Stock Awards are subject to the following terms and conditions:

(a) Restrictions. Restricted Stock shall be subject to such conditions and/or restrictions as the Committee may impose (including, without limitation, limitations on transferability, the right to receive dividends, or the right to vote the Restricted Stock), which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee. Except as otherwise provided in the Award Agreement, Participants holding shares of Restricted Stock may not exercise voting rights with respect to the shares of Restricted Stock during the period of restriction.

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(b) Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Non-Employee Director) during the applicable period of restriction, Restricted Stock that is at that time subject to restrictions shall be forfeited. The Committee may provide in the Award Agreement that the restrictions or forfeiture conditions relating to a Restricted Stock Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service in the case of a Non-Employee Director) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Award.

(c) Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may retain physical possession of the certificate until such time as all applicable restrictions lapse.

9.2 GRANT OF RESTRICTED STOCK UNITS. Subject to the terms and provisions of the Plan, Restricted Stock Units may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. Restricted Stock Unit Awards are subject to the following terms and conditions:

(a) Restrictions. Restricted Stock Unit Awards grant a Participant the right to receive a specified number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock, subject to such conditions and/or restrictions as the Committee may impose, which need not be the same for each grant or for each Participant. These restrictions may lapse separately or in combination at such times, in such circumstances, in such installments, or otherwise, as determined by the Committee.

(b) Forfeiture. Except as otherwise provided in the Award Agreement, upon a Termination of Employment (or Termination of Service in the case of a Non-Employee Director) during the applicable period of restriction, Restricted Stock Units that are at that time subject to restrictions shall be forfeited. The Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to a Restricted Stock Unit Award will be waived in whole or in part in the event of a Termination of Employment (or Termination of Service in the case of a Non-Employee Director) resulting from specified causes. The Committee also may waive in whole or in part any other restrictions or forfeiture conditions relating to a Restricted Stock Unit Award.

(c) Payment. Payment for vested Restricted Stock Units shall be made in the manner and at the time designated by the Committee in the Award Agreement. In the Award Agreement, the Committee may provide that payment will be made in cash or Stock, or in a combination thereof.

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ARTICLE 10

STOCK GRANT AND STOCK UNIT AWARDS

10.1 STOCK GRANT AWARDS. Subject to the terms and provisions of the Plan, Stock Grant Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Grant Award grants the Participant the right to receive (or purchase at such price as determined by the Committee) a designated number of shares of Stock free of any vesting restrictions. The purchase price, if any, for a Stock Grant Award shall be payable in cash or other form of consideration acceptable to the Committee. A Stock Grant Award may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

10.2 STOCK UNIT AWARDS. Subject to the terms and provisions of the Plan, Stock Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Stock Unit Award grants the Participant the right to receive a designated number of shares of Stock, or a cash payment equal to the Fair Market Value (determined as of a specified date) of a designated number of shares of Stock, in the future free of any vesting restrictions. A Stock Unit Award may be granted as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such Participant.

ARTICLE 11

PERFORMANCE SHARES AND PERFORMANCE UNITS

11.1 PERFORMANCE SHARE AWARDS. Subject to the terms and provisions of the Plan, Performance Share Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Share Award grants the Participant the right to receive a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals during one or more Performance Periods as determined by the Committee. Unless otherwise provided in the Award Agreement, payment for vested Performance Shares shall be made in Stock.

11.2 PERFORMANCE UNIT AWARDS. Subject to the terms and provisions of the Plan, Performance Unit Awards may be granted to one or more Participants upon such terms and conditions, and at any time and from time to time, as shall be determined by the Committee. A Performance Unit Award grants the Participant the right to receive a specified number of shares of Stock or a cash payment equal to the Fair Market Value (determined as of a specified date) of a specified number of shares of Stock depending on the satisfaction of any one or more Performance Goals during one or more Performance Periods as determined by the Committee. At the discretion of the Committee, the Award Agreement may provide for payment for vested Performance Unit Awards in cash, shares of Stock of equivalent cash value, or in a combination thereof.

11.3 PERFORMANCE GOALS; PERFORMANCE PERIODS. The Performance Goal or Goals and Performance Period or Periods applicable to any Performance Share or Performance Unit Award shall be based on the Performance Goal selected by the Committee and designated in the Award Agreement.

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ARTICLE 12

OTHER PROVISIONS APPLICABLE TO ALL AWARDS

12.1 LIMITS ON TRANSFER.

(a) General. Except as provided in Section 12.1(b) or Section 12.2, no right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to, or in favor of, any party other than the Company or any Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or any Subsidiary and except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order (that would otherwise qualify as a qualified domestic relations order as defined in the Code or Title I of ERISA but for the fact that the order pertains to an Award) in favor of a spouse or, if applicable, until the expiration of any period during which any restrictions are applicable or any Performance Period as determined by the Committee. Notwithstanding any provision of the Plan to the contrary, the Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Treasury Regulation Section 1.422-(a)(2).

(b) Transfers to Family Members. The Committee shall have the authority to adopt a policy that is applicable to existing Awards, new Awards, or both, which permits a Participant to transfer Awards during his or her lifetime to any Family Member. In the event an Award is transferred as permitted by such policy, such transferred Award may not be subsequently transferred by the transferee (other than another transfer meeting the conditions set forth in the policy) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations of the Plan and relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if the transfer had not taken place.

12.2 BENEFICIARIES. A Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death, and, in accordance with Section 7.2(d)(3), upon the Participant’s Disability. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is provided to the Company.

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12.3 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange or quotation system on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations, as the Board deems advisable in order to comply with any such laws, regulations, or requirements.

12.4 CLAWBACK. Notwithstanding any provision of the Plan to the contrary, any portion of the payments and benefits provided in connection with any Award granted pursuant to the Plan shall be subject to recapture or clawback to the fullest extent called for by the Company’s clawback and recoupment policies, if any, and to the extent necessary to comply with applicable law, including, but not limited to, the final rules issued by the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, or Section 304 of the Sarbanes-Oxley Act of 2002. The Committee also may include other clawback provisions in the Award Agreement as it determines to be appropriate. By accepting an Award, each Participant agrees to be bound by, and comply with, the terms of any such recapture or clawback provisions and with any Company request or demand for recapture or clawback.

ARTICLE 13

CHANGE OF CONTROL

13.1 BOARD DISCRETION. If a Change of Control occurs, the Board shall have the authority and discretion, but shall not have the obligation, to provide, in the Award Agreement or thereafter, that all or part of outstanding Options, SARs, and other Awards shall become fully exercisable and all or part of the restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(e), the excess Options shall be deemed to be Nonqualified Stock Options. In addition, upon, or in anticipation of, a Change of Control, the Committee may: (a) cause all outstanding Awards to be canceled and terminated as of a specified date and give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole discretion, shall determine; or (b) cause all outstanding Awards to be canceled and terminated as of a specified date in exchange for a payment or right to payment pursuant to the terms and conditions set forth in the Change of Control transaction documents. With respect to an Award which the Company concludes is subject to (and not excepted from) the requirements of Section 409A, any actions taken by the Board pursuant to this Article 13 shall be done in compliance with Section 409A of the Code.

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13.2 PARTICIPANT CONSENT NOT REQUIRED. Nothing in this Article 13 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any transaction that might result in a Change of Control and each provision of this Plan shall be interpreted in a manner consistent with this intent. Similarly, nothing in this Article 13 or any other provision of this Plan is intended to provide any Participant with any right to consent to or object to any action taken by the Board pursuant to this Article 13.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any applicable law, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded. Without limiting the foregoing, and except as provided in Section 4.4, neither the Board nor the Committee may, without the approval of shareholders: (a) increase the number of shares available for grant under the Plan; (b) permit the Committee to grant Options or SARs with an exercise price or base value that is below Fair Market Value on the Date of Grant; (c) permit the Committee to extend the exercise period for an Option or SAR beyond ten (10) years from the Date of Grant; (d) reprice or reduce the exercise price or base value of any previously granted Options or SARs (or take any action that would be treated as a repricing under the stock exchange on which the shares of Stock are listed, quoted or traded; or (e) amend any provision of the Plan to permit the Committee to reprice previously granted Options or SARs.

14.2 AWARDS PREVIOUSLY GRANTED. Except as provided in the next sentence, no termination, amendment, or modification of the Plan or any Award Agreement shall adversely affect in any material way the rights of the holder under any Award previously granted pursuant to the Plan without the prior written consent of the holder of the Award. The consent of the holder of an Award is not needed if the change: (a) is required by law or regulation; (b) does not adversely affect in any material way the rights of the holder; or (c) is required to comply with the provisions of Section 409A of the Code. Additional rules relating to amendments to the Plan or any Award Agreement to assure compliance with Section 409A of the Code are set forth in Section 15.14.

ARTICLE 15

GENERAL PROVISIONS

15.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any right to be selected to receive an Award or having been so selected to receive a future Award. Neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

15.2 NO SHAREHOLDERS RIGHTS. No Award gives the Participant any of the rights of a shareholder of the Company unless and until unrestricted shares of Stock are issued to the Participant or the restrictions on any shares previously issued lapse, except as specifically otherwise provided in the Plan or the Award Agreement.

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15.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee’s consent as expressed in an Award Agreement or in any policy adopted by the Committee, the Company may permit the Participant to satisfy a tax withholding requirement by: (a) directing the Company to withhold shares of Stock to which the Participant is entitled pursuant to the Award in an amount necessary to satisfy the Company’s applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant; (b) tendering previously-owned shares of Stock held by the Participant for 6 months or longer to satisfy the Company’s applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant; (c) a broker-assisted “cashless” transaction; or (d) personal check or other cash equivalent acceptable to the Company. To the extent alternative methods of withholding are available under applicable tax laws, the Company shall have the power to choose among such methods. Notwithstanding the foregoing or the provision of any Award Agreement, a Participant may not pay the amount of taxes required by law to be withheld using Stock if, in the opinion of counsel to the Company, there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act, or there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company.

15.4 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

15.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company or any other entity by reason of any Award, except to the extent provided hereunder.

15.6 RELATIONSHIP TO OTHER BENEFITS. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as otherwise provided in such plan.

15.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

15.8 TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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15.9 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of any Award as may be required to satisfy the requirements of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

15.10 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. The Committee shall impose such restrictions on any Award as it may deem advisable, including without limitation, restrictions under applicable federal securities law, under the requirements of the exchange on which the Stock is then listed, quoted, or traded and under any blue sky or state securities laws applicable to such Award.

15.11 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the jurisdiction of incorporation of the Company.

15.12 SUCCESSORS. All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

15.13 SURVIVAL OF PROVISIONS. The rights, remedies, agreements, obligations and covenants contained in or made pursuant to this Plan, any Award Agreements and any notices or agreements made in connection with this Plan shall survive the execution and delivery of such notices and agreements and the delivery and receipt of such shares of Stock.

15.14 COMPLIANCE WITH SECTION 409A.

(a) General Compliance. Some of the types of Awards that may be granted pursuant to the Plan (including, but not necessarily limited to, Restricted Stock Unit Awards, Performance Share Awards, Performance Unit Awards and Stock Unit Awards) may be considered to be “non-qualified deferred compensation” subject to the requirements of Section 409A of the Code. If an Award is subject to the requirements of Section 409A of the Code, the Company intends (but cannot and does not guarantee) that the Award Agreement and this Plan comply fully with and meet all of the requirements of Section 409A of the Code or an exception thereto and the Award Agreement shall include such provisions, in addition to the provisions of this Plan, as may be necessary to assure compliance with Section 409A of the Code or an exception thereto.

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(b) Delay for Specified Employees. If, at the time of a Participant’s Separation from Service, the Company has any Stock which is publicly traded on an established securities market or otherwise, and if the Participant is considered to be a Specified Employee, to the extent any payment for any Award is subject to the requirements of Section 409A of the Code and is payable upon the Participant’s Separation from Service, such payment shall not commence prior to the first business day following the date which is six (6) months after the Participant’s Separation from Service (or the date of the Participant’s death if earlier than the end of the six (6) month period). Any amounts that would have been distributed during such six (6) month period will be distributed on the day following the expiration of the six (6) month period.

(c) Prohibition on Acceleration or Deferral. Under no circumstances may the time or schedule of any payment for any Award that is subject to the requirements of Section 409A of the Code be accelerated or subject to further deferral except as otherwise permitted or required by Section 409A of the Code. If the Company fails to make any payment pursuant to the payment provisions applicable to an Award that is subject to Section 409A of the Code, either intentionally or unintentionally, within the time period specified in such provisions, but the payment is made within the same calendar year, such payment will be treated as made within the specified time period. In addition, in the event of a dispute with respect to any payment, such payment may be delayed in accordance with Section 409A of the Code.

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GLOSSARY

(a) “Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company, including, without limitation, any corporation that is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Section 424(e) or (f) of the Code, and any other non-corporate entity that would be such a subsidiary corporation if such entity were a corporation.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Stock Grant, or Stock Unit Award granted to a Participant under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic agreement or document, evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means any one or more of the following events, unless a different definition is provided in the Award Agreement or an employment agreement or similar agreement entered into between the Participant and the Company (in which case, the definition of “Cause” set forth in such other agreement shall control): (i) any act or omission constituting a breach by the Participant of any provision of this Plan or any other agreement that the Participant has previously entered into with the Company (including, without limitation, any confidentiality, non-competition or non-solicitation agreement); (ii) any act or other misconduct that is injurious to the goodwill and/or reputation of the Company in the community or any act that results in or could result in significant reputational harm to the Company, any act of misappropriation, fraud (including, without limitation, with respect to the Company’s accounting and financial statements), embezzlement, or conversion by the Participant of the Company’s or any Affiliate’s or any customer’s property; (iii) the Participant’s conviction of, or plea of guilty or no contest to, any felony or other crime (excluding minor traffic offenses); (iv) the Participant’s negligence or failure to perform his or her assigned duties and responsibilities to the satisfaction of the Company or the Participant’s failure to devote his or her full working time and efforts to the business and affairs of the Company; (v) the Participant’s violation of a material policy of the Company; (vi) the Participant is charged with or pleads no contest to any felony involving dishonesty, fraud, moral turpitude, embezzlement or theft, or any crime involving the business of the Company; (vii) the Participant’s misuse or abuse of controlled substances and/or prescription drugs whether during working hours or after working hours; or (viii) the Participant has made oral or written statements disparaging the reputation of the Company, any Affiliate, any customer, or any products or services of the Company or any Affiliate or any customer. Nothing in this Plan or any Award Agreement shall be construed to limit, impede, or impair the right or obligation of a Participant to report any illegal, improper, or other inappropriate conduct to any government agency regarding matters that are within the jurisdiction of such agency.

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(f) “Change of Control” means and shall be deemed to have occurred as of the date of the occurrence of any of the following events: (i) any person, or more than one person acting as a group (as determined in accordance with Treasury Regulation § 1.409A-3(i)(5)), acquires (or has acquired during the 12-month period ending on the most recent acquisition by such person or persons) ownership of stock of Company possessing 50% or more of the total voting power of the stock of Company; (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iii) a liquidation, dissolution or winding up of the Company; or (iv) the merger or consolidation of the Company in which the Stock outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares that represent, immediately following such merger or consolidation at least a majority, by voting power, of the shares of the surviving or resulting corporation.

The acquisition of stock of the Company or voting power of the stock of the Company by a Permitted Transferee, or the transfer of assets to a Permitted Transferee, will be disregarded for purposes of determining whether a “Change of Control” has occurred. In addition, a transfer to an entity shall be disregarded for purposes of this Plan and will not be treated as a “Change of Control,” if immediately after such transfer, Permitted Transferees own a majority of outstanding equity interests of the entity to which the assets are transferred. The transfer of equity interests or assets of the Company in connection with a bankruptcy filing by or against the Company under Title 11 of the United States Code will not be considered to be a “Change of Control” for purposes of this Plan. Notwithstanding the foregoing, a Change of Control shall not occur for purposes of this Plan in the case of Awards that are subject to the requirements of Section 409A of the Code unless such Change of Control constitutes a “change in control event” as defined in Section 409A of the Code and the regulations thereunder.

(g) “Chief Executive Officer” or “CEO” means the President and Chief Executive Officer of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended. All references to the Code shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Code.

(i) “Committee” means a Committee appointed by the Board. At all times such Committee, if any, shall consist of at least two (2) or more individuals, each of whom qualifies as a “non-employee director” (as defined in Rule 16b-3 under the General Rules and Regulations of the Exchange Act).

(j) “Company” means Healing Company Inc., a Nevada corporation.

(k) “Consultant” means any consultant, adviser, or independent contractor who provides services to the Company, a Subsidiary or an Affiliate as an independent contractor and not as an employee; provided that the Consultant may become a Participant in this Plan only if he or she (i) is a natural person; (ii) provides bona fide services to the Company, a Subsidiary or an Affiliate; and (iii) provides services that are not in connection with the offer or sale of the Company’s securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities.

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(l) “Date of Grant” means, as determined by the Committee (or CEO with respect to an Award granted pursuant to Section 3.4), the latest to occur of: (i) the date as of which the Committee (or CEO) approves an Award, (ii) the date on which an Award to a prospective employee, officer, or member of the Board first becomes effective, or (iii) such other date as may be specified in the Award Agreement.

(m) “Disability” means “disability” as that term is defined in Section 22(e)(3) of the Code unless a different definition is provided in the Award Agreement.

(n) “Effective Date” has the meaning ascribed to it in Section 2.1.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. All references to the Exchange Act shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the Exchange Act.

(p) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. All references to ERISA shall be interpreted to include a reference to any applicable rules, regulations, rulings or other official guidance promulgated pursuant to such section of the ERISA.

(q) “Fair Market Value” means, unless otherwise required or permitted by an applicable provision of the Code:

(1) For Awards that are subject to Section 409A of the Code and are treated as readily tradeable on an established securities market for purposes of Section 409A of the Code, the closing price for the Stock as reported on the exchange upon which the Stock is then listed on that date or the closing price for the Stock on the immediately preceding date or, if no such prices are reported on either such date, the closing price on the last day on which such prices were reported.

(2) For Awards that are not subject to Section 409A of the Code or are not treated as readily tradeable on an established securities market for purposes of Section 409A of the Code, the Fair Market Value will be determined in good faith by the Committee.

(r) “Family Member” means any person (or entity) that is identified as a “family member” as such term is used in the instructions to Form S-8 under the Securities Act of 1933, as amended, or under any or any successor registration statement or instruction.

(s) “Incentive Stock Option” means an Option granted pursuant to and in compliance with Section 7.2.

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(t) “Non-Employee Director” means a member of the Board who is not a common-law employee of the Company.

(u) “Nonqualified Stock Option” means an Option granted pursuant to Section 7.1 that is not intended to be an Incentive Stock Option.

(v) “Option” means a right granted to a Participant pursuant to Article 7. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

(w) “Participant” means a person who has been granted an Award.

(x) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period. The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, plant, or an individual. The Performance Goals may be stated in terms of absolute levels or relative to another company or companies or to an index or indices.

(y) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(z) “Performance Share” means a right granted to a Participant pursuant to Section 11.1.

(aa) “Performance Unit” means a right granted to a Participant pursuant to Section 11.2.

(bb) “Permitted Transferee” means: (i) the Company; (ii) any shareholder of the Company; (iii) any Subsidiary or Affiliate of the Company; (iv) any employee benefit plan established or maintained for the benefit of some or all of the employees of the Company or any Subsidiary; or (v) any trust, partnership, corporation, limited liability company, limited partnership, or other entity established or created by any shareholder of the Company, but only if, and so long as such shareholder or members of his or her immediate family is or are the owners or holders of a majority of all the classes or forms of voting ownership or beneficiary interests in such an entity.

(cc) “Plan” means this Healing Company Inc. 2021 Omnibus Equity Incentive Plan, as it may be amended from time to time.

(dd) “Restricted Stock” means Stock granted to a Participant pursuant to Section 9.1.

(ee) “Restricted Stock Unit” means a right granted to a Participant pursuant to Section 9.2.

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(ff) “Separation from Service” is a term that applies only in the context of an Award that the Company concludes is subject to Section 409A of the Code. In that limited context, the term “Separation from Service” shall have the meaning ascribed to it in Treasury Regulation Section 1.409A-1(h)(applying the default rules of Treasury Regulation Section 1.409A-1(h)). In the case of a Non-Employee Director, Separation from Service means that such member has ceased to be a member of the Board. Whether an independent contractor Consultant has incurred a Separation from Service will be determined in accordance with Treasury Regulation Section 1.409A-1(h).

(gg) “Specified Employee” shall have the meaning ascribed to it in Section 409A(a)(2)(B)(i) of the Code.

(hh) “Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 4.

(ii) “Stock Appreciation Right” or “SAR” means a right granted to a Participant pursuant to Article 8.

(jj) “Stock Grant Award” means the grant of Stock to a Participant pursuant to Section 10.1.

(kk) “Stock Unit” means a right granted to a Participant pursuant to Section 10.2.

(ll) “Subsidiary” means any subsidiary or parent of the Company that is: (i) a member of a “controlled group of corporations” (within the meaning of Section 414(b) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group; or (ii) a member of a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code as modified by Section 415(h) of the Code) that includes the Company as a member of the group. In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the members of a controlled group of corporations under Section 414(b) of the Code, the language “at least 50%” shall be used instead of “at least 80%” each place it appears in Section 1563(a)(1), (2) and (3) and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining the members of a group of trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50%” shall be used instead of “at least 80%” each place it appears in Treasury Regulation Section 1.414(c)-2.

(mm) “Termination of Employment” or “Termination of Service” means the cessation of performance of services for the Company. For this purpose, the transfer of a Participant among the Company and any Subsidiary, or transfer from a position as a member of the Board to Employee, shall not be considered a Termination of Service or a Termination of Employment with the Company. In the context of an Award that is subject to the requirements of Section 409A of the Code, the terms “Termination of Service” and “Termination of Employment” mean a Separation from Service.

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